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                                                                    EXHIBIT 10.3


           AMENDED AND RESTATED CONTRACT FOR THE SALE AND DISTRIBUTION
                        OF GENENTECH HUMAN GROWTH HORMONE


This Amended and Restated Agreement is entered into effective April 8, 2000 ("Effective Date'), by and between Genentech, Inc., a Delaware corporation with offices at 1 DNA Way, South San Francisco, California 94080-4990 ("Genentech") and Nova Factor, Inc., a Tennessee corporation with offices at 1620 Century Center Parkway, Suite 109, Memphis, Tennessee 38134 ("Nova Factor"). Genentech and Nova Factor are collectively referred to hereinafter as the "Parties" or individually as a "Party".

WHEREAS, Genentech manufactures the recombinant human growth hormones Protropin(R) (somatrem for injection), Nutropin(R) [somatropin (rDNA origin) for injection], Nutropin AQ(R) [somatropin (rDNA origin) injection] and Nutropin(R) Depot [somatropin (rDNA origin) for injectable suspension]; and

WHEREAS, the Parties entered into the Contract for the Sale and Distribution of Genentech Human Growth Hormone effective March 1, 1997 ("1997 Agreement"), and the Parties wish to amend the 1997 Agreement and restate their agreement governing the sale of Genentech HGH (as defined below) to Nova Factor and the distribution of such Genentech HGH by Nova Factor; and

WHEREAS, Nova Factor is a biotech contract pharmacy doing business throughout the United States with respect to infusion care and human growth hormone products;

NOW, THEREFORE, the Parties agree as follows:

1.  Definitions

    The following terms shall have the following meanings in this Agreement:

    (a) "Affiliate" shall mean any entity or person which controls, is controlled by or is under common control with a Party. For purposes of this definition, "control" shall mean (a) in the case of corporate or limited liability company entities, the direct or indirect ownership of at least thirty percent (30%) of the stock, participating shares or member interest entitled to vote; and (b) in the case of a partnership, the power customarily held by a general partner owning at least a 50% interest in the Partnership, and (c) in the case of a management contract the power to direct the management of the other entity. The foregoing notwithstanding, Roche Holding Ltd., a Swiss corporation, and its Affiliates (but specifically excluding Genentech and any entity owned or controlled by Genentech) shall not be considered Affiliates of Genentech for purposes of this Agreement. Nova Factor shall provide Genentech with a list of all current Affiliates, as defined below, beginning the Effective Date, which shall be attached hereto as Exhibit A. Such list shall include each Affiliate's name, address, class of trade, affiliation start date, type of affiliation with Nova Factor (e.g., subsidiary, joint venture, etc.), Health Industry Number ("HIN"), Drug Enforcement Agency Identification Number ("DEA"), and pharmacy department contact name, phone and fax number.

    (b) "Appeal(s)" shall mean any and all reasonable appeals to a decision of a third party payer to deny coverage for all or part of the pharmaceutical costs of Genentech HGH.

    (c) "Base Period" shall mean the six month period from October 1, 1999 through March 31, 2000.

    (d) "Calendar Quarter" shall mean each full or partial calendar quarter period from January 1 through March 31, April 1 through June 30, July 1 through September 30, October 1 through December 31 during the term of this Agreement.

    (e) "Calendar Year" shall mean each calendar year from January 1 through December 31 during the term of this Agreement.

    (f) "Competitive Unit" shall mean one milligram of Human Growth Hormone Product, as defined below, which is prescribed for treatment of any FDA approved indications for Genentech HGH.

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    (g) "Contracted Customer" shall mean an entity with which Nova Factor contracts to provide contract pharmacy services with respect to growth hormone products to patients, or individuals enrolled as members, of such entity.

    (h) "Coverage Interruption" shall mean the date an insurance change or termination becomes effective, the date of therapy restart on a patient whose drug was therapeutically interrupted, or the date of determination of lack of medical necessity by a third party payer.

    (i) "Genentech HGH" shall mean those products listed in Exhibit B.

    (j) "Genentech HGH Base Market Share" shall mean * to patients * by the sum of (i) such total number of * to patients *, and (ii) the total number of * to patients for *.

    (k) "Genentech HGH Base Unit Volume" shall mean the total number of *.

    (l) "Genentech HGH Market Share" shall mean the total number of * divided by the sum of * and the *.

    (m) "Genentech HGH Unit" shall mean one milligram of Genentech HGH product.

    (n) "Genentech HGH Unit Volume" shall mean the total number of Genentech HGH Units Purchased by Nova Factor during each Calendar Quarter.

    (o) "Government Program" shall mean Medicaid, Medicare, Children's Medical Services or other governmental or similar program.

    (p) "Human Growth Hormone Product" shall mean any product (other than human growth hormone manufactured and sold by Genentech) that contains human growth hormone or an analog of human growth hormone, whether naturally occurring or manufactured by any process, which is prescribed for treatment of any FDA approved indications for Genentech HGH.

    (q) "Naive Competitive Patient" shall mean any patient who for the first time is prescribed and administered a Human Growth Hormone Product during the term of this Agreement.

    (r) "Naive Genentech HGH Patient" shall mean any patient who for the first time is prescribed and administered Genentech HGH during the term of this Agreement.

    (s) "Naive Genentech HGH Patient Base Market Share" shall mean the total number of *.

    (t) "Naive Genentech HGH Patient Market Share" shall mean the total number of *.

    (u) "National Genentech HGH Market Sales" shall mean the * during each * during each such * as determined by Genentech and subject to audit by Nova Factor pursuant to Section 13 below.

    (v) "National Nutropin Depot Market Sales" shall mean the total amount of *, as defined below, during each * during each such * as determined by Genentech and subject to audit by Nova Factor pursuant to Section 13 below.

    (w) "Nutropin Depot Unit" shall mean one milligram of Nutropin Depot.

    (x) For calculation purposes, "Dispensed" shall mean the transaction where a Genentech HGH product or Human Growth Hormone Product is taken out of Nova Factor's inventory and dispensed by Nova Factor to a patient, and "Purchased" and/or "Purchases" shall mean the transaction where a Genentech HGH product is ordered by and shipped to the purchasing entity.

2. Sales of Genentech HGH By Nova Factor. Genentech hereby appoints Nova Factor as a non-exclusive national distributor to sell Genentech HGH and to perform the services set out herein and Nova Factor hereby accepts such appointment. All sales of Genentech HGH by Nova Factor to patients shall be pursuant to a physician's prescription, except that Nova Factor may sell Genentech HGH directly to physicians' offices. Nova

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Factor shall maintain the prescriptions for a period of at least four years or as required by law, whichever is greater.

3.  Genentech HGH Discounts/Rebates.

    (a) Genentech HGH Discounts. The total "Discount" applicable to Genentech HGH Purchased by Nova Factor in each Calendar Quarter during each year of this Agreement shall equal the sum of the discount percentages described in this Section 3 and Exhibits C, D and E attached hereto.

        (1) Genentech HGH Base Discount.

            (a) Base Discount. Commencing on the Effective Date and for each Calendar Quarter throughout the term of this Agreement, Nova Factor shall receive a discount off the then-current list price for Genentech HGH in accordance with the discount schedule in Table 1 of Exhibit C attached hereto for the time period indicated ("Base Discount"). Genentech's published prices do not include applicable sales taxes.

            (b) Percent Decreases/Increases in Base Discount.

                (i) For each Calendar Quarter that the Genentech HGH Unit Volume decreases by at *, the Base Discount shall be reduced by *. In the event that the total Genentech HGH Unit Volume for all Calendar Quarters combined in a Calendar Year decreases by *, then the Base Discount shall be reduced by * for a *. Genentech HGH Base Unit Volume and Genentech HGH Unit Volume for each Calendar Quarter shall be determined by Genentech pursuant to Genentech's records and subject to audit by Nova Factor pursuant to Section 13 below. Within thirty (30) calendar days from the end of each Calendar Quarter during the term of the Agreement, Genentech shall provide to Nova Factor a report showing aggregate Genentech HGH Base Unit Volume and aggregate Genentech HGH Unit Volume for each such Calendar Quarter.

               (ii) The Base Discount shall be reduced by an amount to be mutually agreed upon in writing by Nova Factor and Genentech for each Calendar Quarter that Genentech must pay a rebate to a Contracted Customer on Genentech HGH Units Dispensed by Nova Factor to patients, or individuals enrolled as members, of such Contracted Customer.

              (iii) For each Calendar Quarter for which (i) Nova Factor
                    provides Genentech with the reports listed in Section 8(b)(1) and (d) and Exhibits H and J below, in accordance with the terms of such Section 8(b)(1) and (d) and Exhibits H and J, and (ii) Exhibit J provided by Nova Factor reflects that Nova Factor offered the Nursing Services Program described in Section 8(d) and Exhibit F below to * shall be added to the Base Discount commencing on * ("Data Discount"). For any Calendar Quarter for which Nova Factor fails to provide all such reports to Genentech in accordance with the terms of Section 8(b)(1) and (d) and Exhibits H and J, or Exhibit J fails to reflect that Nova Factor offered such Nursing Services Program to at least * of (i) such reports in accordance with the terms of such Section 8(b)(1) and (d) and Exhibits H and J, and (ii) an Exhibit J which reflects that Nova Factor offered such Nursing Services Program to * immediately prior to such receipt.

               (iv) In the event that Nova Factor provides the Financial
                    Hardship Program and the Nursing Services Program described in Exhibit F below ("Programs") exclusively to patients who are prescribed and administered Genentech HGH, * Genentech's receipt of written evidence from Nova Factor of such exclusivity ("Exclusivity Discount"). The Exclusivity Discount shall remain in effect only so long as Nova Factor continues to provide the Programs exclusively to patients who are prescribed and administered Genentech HGH.

        (2) Purchase Discount. For each Calendar Quarter that Nova Factor's Purchases of Nutropin Depot Units as a percent of Nova Factor's total Purchases of Genentech HGH Units * set forth in Table 1 of Exhibit D attached hereto, the relevant additional discount amount set forth in Table 1 of Exhibit D shall be added to the sum of the Base Discount and any Data Discount and/or any Exclusivity Discount


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        commencing on the * ("Purchase Discount"). For each Calendar Quarter that Nova Factor's Purchases of Nutropin Depot Units as a percent of Nova Factor's total Purchases of Genentech HGH Units *. In the event that Nova Factor's Purchases of Nutropin Depot Units as a percent of Nova Factor's total Purchases of Genentech HGH Units for all Calendar Quarters combined in a Calendar Year *. Nova Factor's Nutropin Depot Unit and Genentech HGH Unit Purchases for each Calendar Quarter and National Nutropin Depot Market Sales and National Genentech HGH Market Sales for each such Calendar Quarter shall be determined by Genentech pursuant to Genentech's records. Within thirty (30) calendar days from the end of each Calendar Quarter during the term of this Agreement, Genentech shall provide to Nova Factor a report showing (i) Nova Factor's total Purchases of Genentech HGH and Nutropin Depot for each such Calendar Quarter, and (ii) the total amount of National Genentech HGH Market Sales and National Nutropin Depot Market Sales for each such Calendar Quarter.

        (3) Naive Patient Genentech HGH Market Share Discount. For each Calendar Quarter that Naive Genentech HGH Patient Market Share is *, plus any Data Discount and/or any Exclusivity Discount, plus the relevant Purchase Discount achieved commencing * in Table 2 of Exhibit E, * ("Naive Genentech HGH Patient Market Share Discount"). For each Calendar Quarter that the Naive Genentech HGH Patient Market Share decreases by at least *, the Base Discount shall be reduced by *. In the event that the total Naive Genentech HGH Patient Market Share for all Calendar Quarters combined in a Calendar Year *, then the Base Discount shall be reduced by *.

        (4) Naive Genentech HGH Patient Market Share Exclusions. Erroneous data submitted to Genentech by Nova Factor shall not be included in the calculation of the Naive Genentech HGH Patient Market Share. Erroneous data shall include without limitation, duplicate Genentech HGH Units, Genentech HGH Units with invalid prescription numbers and aberrant Genentech HGH Unit amounts. Genentech shall provide written notice to Nova Factor of any suspected erroneous data within thirty (30) calendar days after Genentech's receipt of said erroneous data. Nova Factor shall have fifteen (15) calendar days to respond from the date of Nova Factor's receipt of such notice by providing Genentech with written evidence of the validity of said erroneous data. Evidence of validity shall include, but not be limited to, a physician prescription that does not include any patient names or identifiers that would breach patient confidentiality. In the event that Nova Factor fails to respond within fifteen (15) calendar days of receipt of such notice, then said erroneous data shall be excluded from the calculation of the Naive Genentech HGH Patient Market Share.

        (5) Affiliate Additions to and Deletions from the Discounts.

            (a) Additions to the Discount/Discount Calculation.

                (i) Additions to the Discount. For any entity that is added as an Affiliate after the Effective Date of this Agreement ("Affiliate Addition"), the *, provided that Genentech receives notice of such Affiliate Addition from Nova Factor at least fifteen (15) calendar days prior to the date upon which such Affiliate Addition is added as an Affiliate and such notice includes the information set forth in the notice requirements described in Section 8(c) below. In the event that Nova Factor fails to provide such notice to Genentech at least fifteen (15) calendar days prior to the date on which such Affiliate Addition is added as an Affiliate in accordance with the notice requirements of such Section 8(c), *; provided that such notice includes the information set forth in the notice requirements of Section 8(c).

               (ii) Additions to the Discount Calculation. The Genentech HGH
                    Units Purchased and/or Dispensed by Affiliate Additions to Genentech HGH patients and/or Naive Genentech HGH Patients, and Competitive Units Dispensed by such Affiliate Additions to Naive Competitive Patients, for the Base Period and for the Calendar Quarters following Genentech's receipt of written notice from Nova Factor of such Affiliate Additions, *; provided, however, that in order for Genentech HGH Units Dispensed by such Affiliate Additions to Naive Genentech HGH Patients and Competitive Units Dispensed by such Affiliate Additions to Naive Competitive Patients *, Nova Factor must provide to Genentech, at least two (2) calendar months prior to the first day of such Calendar Quarter, (i) the Naive Genentech HGH Patient Base Market Share report described in
                    Section 8(b)(2) and Exhibit I below for such Affiliate Additions for the Base Period, and (ii) the Naive Genentech HGH Patient Market Share report described in


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                    such Section 8(b)(2) and Exhibit I for such Affiliate
                    Additions for the Calendar Quarter period that occurs two Calendar Quarters prior to such Calendar Quarter. By way of example, if Genentech receives written notice from Nova Factor on August 5, 2000, that an entity is to be added as an Affiliate, *, i.e., to be included in the calculation of the Discount that commences on *, Nova Factor must submit to Genentech, at least two (2) calendar months prior to *, (i) the Naive Genentech HGH Patient Base Market Share report described in Section 8(b)(2) and Exhibit I below for such Affiliate Addition for the Base Period, and (ii) the Naive Genentech HGH Patient Market Share report described in such
                    Section 8(b)(2) and Exhibit I below for such Affiliate Addition for the Calendar Quarter *.

                (b) Deletions from the Discount/Discount Calculation. For any entities that are deleted as Affiliates after the Effective Date of this Agreement, the Genentech HGH Units Purchased by such Affiliates shall be excluded from the Discount *, which notice shall be provided in accordance with the notice requirements of
                Section 8(c) below. The Genentech HGH Units Purchased and/or Dispensed by such Affiliate deletions to Genentech HGH patients and/or Naive Genentech HGH Patients, and Competitive Units Dispensed by such Affiliate deletions to Naive Competitive Patients, for the Base Period and for the Calendar Quarters following Genentech's receipt of such notice, shall be excluded from the calculation of the Discount beginning the first day of the Calendar Quarter that * Genentech's receipt of such notice.

        (6) Services. In consideration for the Base Discount, Nova Factor shall offer all programs described in Exhibit F attached hereto to all patients to whom it dispenses Genentech HGH and to which the program is applicable.

    (b)Genentech HGH Rebate. For each Calendar Quarter that Nova Factor has a contractual arrangement with a Contracted Customer whereby Genentech HGH is the exclusive human growth hormone utilized or purchased by such Contracted Customer from Nova Factor, i.e., no other Human Growth Hormone Product is utilized or purchased by such Contracted Customer from Nova Factor, Genentech *, of such Contracted Customer within forty-five calendar (45) days after receipt of the report described in Section 8(b) and Exhibit G below.

4. Orders and Returns. All purchase orders for Genentech HGH shall be submitted by Nova Factor to Genentech in writing, by telephone, via facsimile or electronic data interchange ("EDI") at least two (2) business days prior to the requested date of shipment. The Discount applicable to such purchase order shall be the Discount in effect upon the date such purchase order is accepted by Genentech. No order will be binding upon Genentech until accepted by Genentech, and Genentech shall have no liability to Nova Factor for purchase orders that are not accepted. Nova Factor's purchase orders submitted to Genentech for purchase of Genentech HGH shall be governed by the terms of this Agreement. Nothing contained in any purchase order shall modify any terms herein stated or add any terms or conditions not stated herein. All Genentech HGH delivered to Nova Factor under this Agreement shall be suitably packed for air freight shipment in Genentech's shipping cartons, marked for delivery to the address provided by Nova Factor with the relevant purchase order, and shall be shipped to Nova Factor, FOB Origin. Genentech shall ship Nutropin AQ to Nova Factor in temperature controlled, validated, insulated shipping containers. Genentech HGH shall be delivered to Nova Factor via second day air freight with shipping costs prepaid by Genentech. Shipping charges for overnight delivery requested by Nova Factor for Genentech HGH in excess of the standard shipping method chosen by Genentech, shall be borne by Nova Factor. Genentech HGH Purchased by Nova Factor shall be returned for credit only upon prior authorization by Genentech. Genentech HGH returns in any Calendar Quarter * for the previous Calendar Quarter. The Discount percentage applicable to such credit will be the Discount in effect upon the date the returned Genentech HGH is received by Genentech.

5.  Nutropin AQ(R) and Nutropin Depot(TM) Shipping Requirements.

    (a) Nutropin AQ(R). Nova Factor shall ship Nutropin AQ(R) via Standard Overnight Service when external temperatures at any point in transit are between -5(Degree) to 37(Degree) Celsius (23(Degree) to 100(Degree) Fahrenheit), and via Priority Overnight Service with delivery by 10:30 a.m. the following day when external temperatures are greater or less than the foregoing parameters. Nova Factor shall ship, and shall require its agents to ship, Nutropin AQ(R) to customers in accordance with Genentech's validated shipping standards for Nutropin AQ.

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    (b) Nutropin Depot(TM). Nova Factor shall ship, and shall require its agents to ship, Nutropin Depot(TM) to customers in accordance with Genentech's validated shipping standards for Nutropin Depot(TM).

6. Payment to Genentech. Nova Factor shall pay Genentech in full, including payment of applicable taxes, for Genentech HGH furnished to Nova Factor by Genentech in accordance with the following payment terms:

    (a) From the Effective Date through *, Nova Factor's payment terms shall be
        * from the date of the invoice from Genentech; and
    (b) From *, through *, Nova Factor's payment terms shall be * from the date of the invoice from Genentech; and
    (c) From *, through the remaining term of this Agreement, Nova Factor's payment terms shall be * from the date of the invoice from Genentech.

     In the event that an Affiliate defaults in its payment to Genentech for any Genentech HGH Purchased by such Affiliate in accordance with the payment terms of this Section 6, Nova Factor shall be obligated to pay Genentech for such Genentech HGH Purchased by such Affiliate within ten (10) calendar days from the date of receipt of written notice from Genentech of such Affiliate's default. All payments will be made by check or wire transfer to Genentech's designated bank account on or before the morning of the due dates described in Section 6(a), (b) or (c) above, as applicable, and supporting documentation on the payment will be provided separately to Genentech. Genentech's designated account is as follows, subject to change by notice from Genentech:

     If by wire transfer:                   If by check:

                    Bank:  Mellon Bank             Bank:  Mellon Bank
                           Pittsburgh, PA                 Pittsburgh, PA

              ABA Number:  *                    Mail to:  Genentech, Inc.
            Account Name:  Genentech, Inc.                P.O. Box 360527
                        *  *                              Pittsburgh, PA 15251

7. Product Availability; Responsibility for Expired, Damaged or Defective Product. Genentech shall maintain a sufficient inventory of Genentech HGH available to Nova Factor pharmacies to assure delivery thereof to a requesting Nova Factor pharmacy by courier or mail within two (2) business days of acceptance of a telephonic, EDI or written purchase order. In accordance with Genentech's stated return of goods policy in effect at the relevant times, Genentech shall reimburse or credit Nova Factor for any unused Genentech HGH that is expired or defective, or that is damaged prior to or during shipment by Genentech to a Nova Factor pharmacy, if it is returned to Genentech by Nova Factor; provided that returns for each Calendar Quarter * by Nova Factor for the previous Calendar Quarter. In the event of a product recall, Genentech shall reimburse or credit Nova Factor for any unused Genentech HGH returned to Genentech as a result of said recall, for the reasonable shipping costs and, for the reasonable recall related administrative costs associated with said return.

8.  Nova Factor Reports and Audits.

    (a) Exclusive Genentech HGH Report. Within thirty (30) calendar days after the end of each Calendar Quarter, Nova Factor shall submit a report showing those Contracted Customers with which it has a contractual arrangement whereby Genentech HGH is the exclusive human growth hormone utilized by such Contracted Customer. Such report shall contain the identical data elements listed in Exhibit G attached hereto and shall be submitted on a 3.5" floppy disk in Microsoft Excel(TM) or text format to the address shown in the Exhibit G.

    (b) Market Share Reports.

        (1) Within thirty (30) calendar days after the Effective Date, Nova Factor shall provide Genentech with a Genentech HGH Base Market Share report by Nova Factor customer for all patients that were Dispensed Genentech HGH Units *. Thereafter, on or before the last day of the calendar month immediately


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        following the last day of each Calendar Quarter, Nova Factor shall provide Genentech with a Genentech HGH Market Share report by Nova Factor customer for all patients that were Dispensed Genentech HGH Units *. Such reports shall contain the identical data elements listed in Exhibit H attached hereto, and shall be submitted on a 3.5" floppy disk in Microsoft Excel(TM) or text format to the address shown in Exhibit H. In addition, Nova Factor, with guidance and assistance from Genentech, shall develop and implement mutually agreeable market share programs to increase Genentech HGH Market Share. Along with the Calendar Quarter Genentech HGH Market Share report described in this Section 8(b)(1), Nova Factor shall also provide Genentech with a written update describing in detail any and all market share programs developed and implemented by Nova Factor throughout the term of this Agreement. Information concerning *.

        (2) Within thirty (30) calendar days after the Effective Date, Nova Factor shall provide Genentech with a Naive Genentech HGH Patient Base Market Share report by Nova Factor customer for all Naive Genentech HGH Patients that were Dispensed Genentech HGH Units for the Base Period and for all * that were * for the Base Period. Thereafter, on or before the last day of the calendar month immediately following the last day of each Calendar Quarter, Nova Factor shall provide Genentech with a Naive Genentech HGH Patient Market Share report by Nova Factor customer for all Naive Genentech HGH Patients that were Dispensed Genentech HGH Units, and for all Naive Competitive Patients that were *, for each such Calendar Quarter. Such reports shall contain the identical data elements listed in Exhibit I attached hereto, and shall be submitted on a 3.5" floppy disk in Microsoft Excel(TM) or text format to the address shown in the Exhibit I.

        (3) No patient specific data shall be provided by Nova Factor if such disclosure would violate any statute or regulation of any governmental entity.

    (c) Exhibit A Update Reports. Nova Factor shall provide Genentech with written notice of any entity to be added or deleted as an Affiliate under Exhibit A at least fifteen (15) calendar days prior to the date of such addition or deletion as an Affiliate. Additions to Exhibit A shall automatically be included as Affiliates under Exhibit A, unless Genentech notifies Nova Factor to the contrary within ten (10) calendar days after Genentech's receipt of such written notice. Genentech's approval of such additions shall not be unreasonably withheld. Such written notice from Nova Factor shall include the date upon which such entity is to be added or deleted as an Affiliate, as well as the entity's name, address, class of trade, HIN, DEA, type of affiliation with Nova Factor, and pharmacy department contact name, phone and fax number. For any addition, Nova Factor shall also provide a copy of such addition's applicable license. Nova Factor shall also provide Genentech with an updated Exhibit A, which includes all Nova Factor Affiliates, within thirty (30) calendar days from the end of each Calendar Quarter during this term of this Agreement. Such updated Exhibit A shall include the information set forth in this subsection(c) and shall be submitted on a 3.5" floppy disk in Microsoft Excel(TM) or text format. The information provided shall be submitted to Genentech, Managed Care Operations, Contract Administrator, 1 DNA Way, MS 13, South San Francisco, CA 94080 on a 3.5" floppy disk in excel or text format.

    (d) Nursing Services Program Report. Within thirty (30) calendar days from the Effective Date, Nova Factor shall develop the Nursing Services Program described in Exhibit F below. On or before the last day of the calendar month immediately following the last day of each Calendar Quarter, Nova Factor shall provide Genentech with a Nursing Services Program report, which shall contain the identical data elements listed in Exhibit J attached hereto, and shall be submitted on a 3.5" floppy disk in Microsoft Excel(TM) or text format to the address shown in the Exhibit J.

    (e) Nova Factor shall provide Genentech with a weekly and monthly report as follows:

        (1) The Nova Factor weekly and monthly reports shall utilize the parameters and information listed in Exhibit K attached hereto, and shall cover all patients for whom Nova Factor has received a prescription or purchase order for Genentech HGH in such week, all patients who have experienced a Coverage Interruption and an interruption in a patient's insurance or third party payer coverage for Genentech HGH due to a loss of employment or other event beyond the reasonable control of the patient or the patient's guardian; provided, however, that said reports shall not include patient names.



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        (2) Reports will be centrally generated by Nova Factor and will contain transaction data from each of its distribution centers.

        (3) Reports will include any returns or negative transactions but will not include inter-distribution center transfers.

        (4) Nova Factor will retain sales transaction data for a four-year period or as required by law, whichever is greater.

        (5) The weekly sales reports shall be delivered to Genentech on the second business day following the end of each week and the monthly sales reports shall be sent to Genentech prior to the fifteenth (15th) day following the close of a calendar month.

        (6) The weekly and monthly sales report shall be reported in: (1) tape transfer using 8 mm. cassette tape or 9-track reel-to-reel tape in ASCII format, via overnight service, (2) hard copy, mailed, or (3) on-line modem transfer from Nova Factor to Genentech in ASCII format; provided however, that electronic formats only (formats (1) and (3) above) shall be provided commencing no later than April 1, 2000. Nova Factor in consultation with Genentech, will provide the hardware and software necessary to maintain and report the weekly and monthly sales transaction data described above. Written sales transaction reports should be sent to:

        Genentech, Inc.
        Attn:  Sales Administration
        1 DNA Way
        South San Francisco, CA 94080.

        (7) Upon reasonable request by Genentech, Nova Factor agrees to perform reconciliation's of sales reports to verify or correct the accuracy of the weekly and monthly reports.

        (8) Nova Factor shall maintain for a period of at least four (4) years all weekly and monthly reports and all correspondence with patients who are prescribed and administered Genentech HGH and their physicians and third party payers, including, without limitation copies of Statements of Medical Necessity, Explanations of Benefit, financial assistance applications and other Appeals correspondence. Nova Factor shall use its commercially reasonable best efforts to remedy all discrepancies identified by Genentech in its audits.

        (9) Genentech agrees to return computer tapes to Nova Factor within sixty (60) days of Genentech's receipt thereof.

    f. Performance Standards. Nova Factor shall monitor and keep records of the performance standards set forth in Exhibit L attached hereto. Nova Factor shall not be required to report to Genentech the data elements and status codes relating to such performance standards. Nova Factor shall be obligated to meet the "Standard" performance standard described in Exhibit L attached hereto. Any failure to meet such standard *. Nova Factor shall immediately notify Genentech of its failure to meet such performance standard at any time and its plan for correcting the default. Any such default shall be remedied within thirty (30) days of Nova Factor's notification of such default or Genentech's notification to Nova Factor that such default has occurred. Genentech shall have the right, during any audit, to audit the records of Nova Factor with respect to such performance standards.

9. Nova Factor Services: Records; Handling; Control; Licensure. Nova Factor shall:

    (a) in the event of a recall, supply Genentech with a complete record of accountability within one (1) business day of receiving Genentech's request for such record; and

    (c) store Genentech HGH at between 2(degree) and 8(degree) Celsius in a limited access refrigeration unit which will be locked during non-working hours and protected by a suitable alarm system, and dispense Genentech HGH


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                                       8
    with due regard for the need to guard against potential abuse or diversion; and

    (d) monitor refrigeration unit temperature by physically recording the temperature, at a minimum, twice each day or by utilizing a constant temperature recording device; and

    (e) maintain on a current basis all licenses and certifications as a registered pharmacy as required by applicable federal, state or local laws in all jurisdictions where Nova Factor delivers Genentech HGH; and

    (f) maintain in each branch involved in the distribution of Genentech HGH, a minimum Genentech HGH inventory level sufficient to meet two (2) weeks anticipated demand for that branch.

10. Distribution of Genentech HGH

    (a) Dispensing Obligation. In accordance with applicable laws and regulations, Nova Factor shall evaluate the reimbursement status of, and dispense Genentech HGH to, all patients with a prescription for Genentech HGH who are referred by any person or entity to Nova Factor. Within three
    (3) business days of Nova Factor's receipt of each prescription or other appropriate shipment request, Nova Factor shall dispense Genentech HGH to patients without regard to third party payer coverage of such patient's Genentech HGH; provided, however, that if the patient or physician specifically requests a delay in dispensing or if prior authorization is required for a Government Program patient, both as documented by written records of Nova Factor, said (3) day time frame shall not apply, and Nova Factor shall use its commercially reasonable best efforts to ship the requested Genentech HGH within thirty (30) days of such prescription or shipment request. Notwithstanding the preceding provisions, Nova Factor will not dispense Genentech HGH if the patient has drug on hand at the time of the referral. If prior authorization is required, regardless of whether payor is a government entity or not, Nova Factor *. As *, the criteria set forth above shall be deemed to have been met. Nova Factor shall also refer the *, mail order is less expensive for the patient, or if Nova Factor is an out of network provider.

    (b) Exceptions. Notwithstanding Section 10(a) above, Nova Factor shall not be obligated to dispense Genentech HGH to patients:

        (1) having no insurance or other third party payer coverage (or coverage equal to an amount less than fifty percent (50%) of Nova Factor's acquisition cost for Genentech HGH for such patient) for Genentech HGH after a duly diligent evaluation by Nova Factor of such patient's eligibility for all reasonable payer sources, including, without limitation, a Government Program; or

        (2) where the patient, physician or payer repeatedly and consistently refuses to assist with the reimbursement process, to complete the required documentation necessary to process the reimbursement request, or to process a request for coverage, as demonstrated by: (i) a failure to respond to at least three (3) consecutive Nova Factor contacts, at least one (1) of which is a written contact and all of which are documented in Nova Factor's written records; or (ii) a failure to substantially comply with the material requirements of a contract between the payer and the patient or physician; or (iii) a failure by the patient to pay Nova Factor within a reasonable time frame, Nova Factor agrees that it shall use its commercially reasonable best efforts to remedy the refusal, including, without limitation, contacting and cooperating with Genentech to resolve the issue with the patients, payer or provider, and exhausting all legal options under the federal, state, ERISA or other applicable reimbursement standards to resolve the coverage or claim request; provided, however, that the *, or *. In the event that such number of patients exceeds or threatens to exceed * beyond the reasonable control of the Parties, then the Parties shall meet to discuss methods to remedy such problems.

    c. Notice to Genentech. Promptly (which means Nova Factor shall use its commercially reasonable best efforts to notify within three (3) business days) after Nova Factor learns that a patient either lacks or is not eligible for any third party payer coverage for Genentech HGH, or at least fifteen (15) business days prior to Nova Factor terminating or electing not to ship to a patient during Appeals or due to a refusal to cooperate or otherwise, Nova Factor shall notify Genentech of such patient and the reasons for such patient's non-eligibility or lack of coverage, or for Nova Factor's refusal to service, as the case may be, and Genentech may provide Genentech HGH to such patient through its * or in any other manner Genentech chooses.

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                                       9

    d. Delivery Obligations. Nova Factor shall deliver Genentech HGH to the home of each patient or to such other delivery point as may be designated by the patient. Nova Factor may distribute Genentech HGH through its Affiliates and, with the prior written approval of Genentech, such approval not to be unreasonably withheld, to other third parties; provided, however, that Nova Factor hereby guarantees compliance by such Affiliates and third parties with the terms of this Agreement.

    e. Appeals and Collections. Nova Factor shall use its commercially reasonable efforts to obtain reimbursement from the patient and/or the third party payer or other payer, including in the event of a denial of insurance coverage, prosecuting all Appeals. Said Appeals shall include at least the following steps unless such step is not available: (a) obtaining a written denial of payment which sets forth the rationale for such denial; (b) sending a written appeal to the third party payer setting forth comprehensively the nature of the appeal and providing all relevant support for the appeal; and (c) sending a written appeal to the next higher level of appeal at that third party payer. As a general matter, Nova Factor shall ship on first level Appeals, and on second level Appeals when the clinical information of the patient falls within reasonable medical review criteria for treating growth hormone inadequacy. Nova Factor is not required to ship on patients with pre-existing clauses, lack of coverage for injectables, or no Rx coverage.

    f. Governmental Programs and UPP. For each patient who does not have third party payer coverage or for whom insurance coverage is in doubt, Nova Factor will promptly refer the patient * to assess that patient's eligibility for coverage of Genentech HGH under all appropriate Governmental Programs. Nova Factor shall use its best efforts to inform patients about meeting and, for patients with Governmental Program coverage, maintaining eligibility and coverage by Governmental Programs. If third party payer or Governmental Program coverage for Genentech HGH is not available, Nova Factor shall promptly contact such patient to determine the patient's ability to pay for the Genentech HGH with his or her individual funds. In the event that such patient is unable to pay for the Genentech HGH individually, Nova Factor shall promptly advise Genentech so that Genentech may consider the patient for Genentech's *.

    g. Patient Assistance Program. Nova Factor shall develop and administer a patient assistance program in accordance with applicable law and regulations to assist patients financially unable to afford Genentech HGH therapy; provided; however, that Nova Factor shall not have any obligation related to patients having no third party payer coverage for Genentech HGH therapy as described in Section 10(b)(1) which patients may be eligible for Genentech's *. Nova Factor shall develop its own financial criteria for patients and shall review each patient's financial status on a case-by-case basis, all in conformance with applicable laws, rules and regulations.

    h. Genentech Single Point of Contact. Genentech has developed a * reimbursement service program which is administered by Genentech or its subcontractor for patients with prescriptions for Genentech HGH *. Attached hereto as Exhibit M is a description of the *. Nova Factor shall be entitled to refer any patient for whom it has a prescription for Genentech HGH to such Program, provided that it complies with the requirements for distributors described in Exhibit M.

    i. Discontinuation of Provider Relationship. If at any time during the term of this Agreement, Nova Factor should discontinue acting as a Genentech HGH provider for a Nova Factor customer, then Nova Factor shall immediately notify Genentech and in any event shall provide Genentech with no less than sixty (60) business days prior written notice prior of such discontinuation of its Genentech HGH provider relationship with such Nova Factor customer.

11. Substitution and Counter-Detailing of Genentech HGH Products. Except as may be required by applicable law, Nova Factor agrees that it shall not substitute, generically or therapeutically, any other Human Growth Hormone Products for prescriptions written for Genentech HGH, or any other Genentech HGH products for prescriptions written for Nutropin Depot, to patients covered under this Agreement, but specifically excluding patients who are covered under a Government Program. Nova Factor and its Affiliates shall not counter-detail Genentech HGH. * Nova Factor and its Affiliates agree not to (1) promote against, counter-detail, or disparage the Genentech * system to be administered by Genentech or its subcontractor for patients with prescriptions of Genentech HGH, (2) promote against, counter-detail, or disparage the Genentech * operated by * and implemented by Genentech for the distribution of Genentech HGH through a network of pharmacies licensed to dispense Genentech HGH *, or (3) promote *. Nova Factor may inform its customers of its status as an authorized dispensing pharmacy within *; provided, however, that Nova Factor shall not so inform its customers in


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

writing unless Genentech has previously approved, in writing, such written materials, which approval shall not be unreasonably withheld. Nova Factor and its Affiliates shall not convert or attempt to convert patients referred to Nova Factor as a * provider to another delivery option. In the event that Genentech elects to contract with an entity, other than * to operate *, Nova Factor warrants and agrees that it shall cooperate with Genentech in transitioning Genentech HGH patients to such entity. Nova Factor agrees that it shall make no representation, guarantee or warranty about Genentech HGH, whether in writing or orally, except as is contained in written materials delivered to Nova Factor by Genentech for use in promoting and selling Genentech HGH or as may otherwise be agreed to by Genentech in writing. Genentech shall have the right to approve Nova Factor promotional materials which contain pertinent facts relative to Genentech HGH and all such materials shall comply with applicable regulatory requirements and shall not contain misrepresentations, either about Genentech HGH or a competitive product, or disparage a competitive product.

12. Term; Termination.

    (a) Term. The term of this Agreement shall commence as of the Effective Date and shall remain in effect, unless terminated as provided below, until December 31, 2002, or until approval by the Food and Drug Administration of a new growth hormone product to be marketed and sold by Genentech, whichever occurs first. At least sixty (60) calendar days prior to the end of each year of this Agreement, the Parties shall conduct a business review to review and discuss the overall performance of this Agreement.

    (b) Termination Events. The foregoing notwithstanding, this Agreement may be terminated by a Party: (a) upon any material breach of this Agreement by the other Party which breach is not cured within sixty (60) days of written notice by the non-breaching Party; or (b) immediately upon giving notice (i) upon the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other Party's debts, (ii) upon the other Party's making an assignment for the benefit of its creditors, or (iii) upon the other Party's dissolution. This Agreement may also be terminated upon mutual agreement of the Parties hereto.

    (c) Effect of Termination. Upon termination, if requested by Genentech, Nova Factor shall return all unused Genentech HGH to Genentech and shall be reimbursed by Genentech for the reasonable shipping expenses of the return and the purchase price of the Genentech HGH returned if the purchase price was previously paid by Nova Factor. If Genentech does not request such unused Genentech HGH to be returned, Nova Factor may sell such unused Genentech HGH to patients or return it to Genentech for credit. Nova Factor shall also return, if so requested by Genentech, all sales aids and other associated material supplied to Nova Factor by Genentech. Termination shall not relieve either Party of obligations incurred prior to termination, including Nova Factor's obligation to pay for Genentech HGH ordered by and delivered to it under this Agreement, provided that Genentech has not requested return of that Genentech HGH. The provisions of Section 14(e) and
    (l) shall survive any termination of this Agreement.

    (d) Change In Control. If Nova Factor or any of its Affiliates or all or substantially all of either of their assets are to be acquired by whatever means, including merger within or into, another entity, including an Affiliate (the "Acquiring Entity"), Nova Factor shall so notify Genentech in writing at least sixty (60) business days prior to the date of occurrence of such event, and Genentech shall have the right to terminate this Agreement at any time until forty-five (45) business days after Genentech's receipt of written notice from Nova Factor. In addition, Genentech shall have the right to terminate this Agreement if Nova Factor or its Affiliates acquires all or substantially all of the assets of an entity or a division of any entity which in either case sold Genentech HGH within one year preceding such purchase. Nova Factor shall notify Genentech in writing at least sixty (60) business days prior to the occurrence of such event. If Genentech so terminates this Agreement, Nova Factor agrees for itself, its Affiliates and for any such entity that for a fourteen (14) month period (Restricted Period) thereafter it shall not switch Restricted Patients from a Genentech HGH product to a competitive Human Growth Hormone Product unless it receives a prescription from a physician specifically written for the competitive Human Growth Hormone Product. During the Restricted Period, Nova Factor further agrees that it shall not engage in any activities directed to payers or Restricted Patients or their physicians which are designed to switch Restricted Patients to a Human Growth Hormone Product which is competitive to Genentech HGH. During the Restricted Period, Nova Factor shall dispense Genentech HGH to Restricted Patients, except pursuant to any prescription specifically written for a Human Growth Hormone Product and comply with its reporting obligations hereunder and obligations under the terms of this Agreement in so far as the obligations relate to servicing the Restricted Patients during the Restricted Period. During the Restricted



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

    Period, Genentech agrees that to facilitate Nova Factor serving said patients, it shall sell Genentech HGH to Nova Factor at the then-current discount at the time of Agreement termination. For this purpose, "Restricted Patients" shall mean (i) those patients who on the date of the termination of this Agreement are then receiving Genentech HGH from Nova Factor, and
    (ii) new patients for whom Nova Factor receives a prescription for Genentech HGH or generic prescription. Notices hereunder shall not be required to be given if disclosure would cause Nova Factor or its Affiliates to be in violation of the federal or state securities laws and Genentech in any event agrees to keep such notices in strict confidence.

13. Audit. Either Party at its own expense may perform, or have an independent third party auditor who has agreed to a confidentiality agreement reasonably acceptable to the other Party perform, such audits as may be reasonably required on a Party's business records and activities to ensure compliance with the terms of the Agreement. Each Party shall provide the other Party with at least fifteen
(15) business days advance notice of such audits, and a Party shall cooperate fully with the persons conducting the audit, including full access to the necessary facilities and records at all reasonable times during business hours, and copies, at such Party's expense, of all relevant records, provided; however, that a Party's audit right shall be limited to bi-annual audits. Notwithstanding the foregoing, Genentech shall also have the right to audit as Genentech may deem necessary, in its reasonable judgment, to investigate quality assurance problems that constitute material trends.

14. Miscellaneous.

    (a) Relationship. Neither Party is in any way the legal representative or agent of the other, nor authorized or empowered to assume any obligation of any kind, implied or expressed, on behalf of the other Party, without the express written consent of the other.

    (b) Force Majeure. Nonperformance of either Party, other than the payment of money, shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the nonperforming Party.

    (c) Entire Agreement. This Agreement is the entire agreement between the Parties hereto, and supersedes any and all prior agreements between the Parties whether oral or written, relating to the subject matter hereof. Notwithstanding the foregoing, the Parties acknowledge the full and complete satisfaction of all obligations due to the other under that certain Contract For the Sale and Distribution of Genentech Human Growth Hormone, between Genentech and Nova Factor dated March 1, 1997. No amendments or modifications of the terms of the Agreement shall be binding on either Party unless reduced to writing and signed by both Parties.

    (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either Party without the other's written consent except to a wholly-owned subsidiary of such Party, the corporate parent of such Party, or a corporation controlled by the corporate parent of such Party.

    (e) Confidentiality. Nova Factor and Genentech shall take all reasonable steps and do all things reasonably necessary to ensure that any information relating to Genentech HGH, including the terms of this Agreement, the information relating to Genentech HGH provided in the Nova Factor weekly and monthly reports described in Section 8(e) and Exhibit K, or to the business of the disclosing Party ("Confidential Information") acquired by virtue of the position of the receiving Party under this Agreement, including, without limitation, information received through the exercise of a party's audit rights, shall not be disclosed or made use of outside this Agreement; provided, however, that the foregoing shall not apply to Confidential Information (a) which a receiving Party can show was known to it prior to disclosure by the disclosing Party; (b) which is or becomes public knowledge through no fault of the receiving Party; (c) which is lawfully disclosed to the receiving Party by a third party; (d) which is required to be disclosed pursuant to court order; or (e) which in the written opinion of legal counsel is required to be disclosed pursuant to federal or state law or regulation (including, without limitation, securities laws); provided that, in the case of (d) and (e) above, a reasonable opportunity is afforded the disclosing Party to challenge the requirement for such disclosure and/or request confidential treatment. Nova Factor shall be prohibited from providing or selling any data relating to Genentech HGH to a third party, except that Confidential Information specifically related to a third party payer's covered lives may


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                                       12
    be disclosed to such third party payer. This Section 14(e) shall survive any termination of this Agreement for a period of five (5) years from disclosure to the receiving Party.

    (f) Publicity. Nova Factor shall not originate any news release or public announcement, written or oral, to any person relating to this Agreement or to Genentech HGH except as previously agreed to by Genentech in writing and as in the written opinion of counsel to Nova Factor is required by law to be made. Except as required by law, Genentech shall seek approval from Nova Factor prior to utilizing Nova Factor's name in any written promotional material.

    (g) Waiver. Neither the waiver by either Party hereto of any breach of or default under any of the provisions of this Agreement, nor the failure of either Party to enforce any of the provisions of this Agreement or to exercise any right hereunder, shall be construed as a waiver of any subsequent breach or default, or as a waiver of any such rights or provisions hereunder.

    (h) Severability. If any part of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of this Agreement.

    (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. No provision of this Agreement shall be applied or construed in a manner inconsistent with applicable federal and state laws and regulations.

    (j) Enforceability. It is the explicit intention of the Parties hereto that no person or entity other than the Parties hereto, except governmental authorities to the extent required by law, is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the Parties hereto.

    (k) Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

    (l) Notices. Except as otherwise provided, all notices which may be required pursuant to this Agreement (a) shall be in writing, (b) shall be addressed, if to a Party, to the person and address set forth at the end of this Agreement (or to such other person or address as either Party may so designate from time to time), or addressed, if to a patient, to the patient's last known address, (c) shall be deemed to have been given three
    (3) business days from the date of postmark if sent by mail or on the date of delivery if transmitted by courier or telegram or on the date of transmission if sent by telex or facsimile, and (d) shall be mailed, postage prepaid, by first-class mail, registered mail, or certified mail, return receipt requested, or transmitted by courier for hand delivery, or by telegram, telex or facsimile with confirmation of transmission.

    (m) Limitation on Liability. If either Genentech or Nova Factor terminates this Agreement in accordance with the provisions of Section 12 above or if Genentech or any governmental agency effects the nationwide withdrawal of the sale of Genentech HGH for any reason, neither Party shall be liable to the other for any special, incidental or consequential damages caused directly or indirectly by such termination or withdrawal, whether arising under this Agreement or relating to any injury or damage to business, earnings, profits or goodwill suffered by that Party, including, without limitation any liability for compensation, reimbursement or damages on the account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of either Party.

    (n) Affiliates. It is recognized and agreed that during the term of this Agreement, Nova Factor may distribute Genentech HGH to patients through its Affiliates and such distribution shall be construed as a distribution by Nova Factor and all provisions of this Agreement shall apply to such distribution and to the patients to whom Genentech HGH is distributed by Affiliates of Nova Factor.

    (o) Records. To the extent required by ss. 1861 (v)(1)(I) of the Social Security Act, 42 U.S.C. ss. 1395x(v)(1)(I), as amended, Genentech shall, upon proper written request, allow the United States Department of Health and Human Services, the Comptroller General of the United States and their duly authorized representatives, access to this Agreement and to books, documents and records necessary to verify the nature and extent of the costs incurred pursuant to this Agreement at any time during the term of this Agreement and for an additional period of four (4) years following the last date goods are furnished under this Agreement.


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

    (p) Compliance with Laws. Each Party shall be responsible for compliance with all state and federal laws, rules and regulations applicable to its performance hereunder, including, without limitation, those of the Food and Drug Administration and of Government Programs.

    (q) Government Disclosure and Reporting Obligations. Genentech shall inform Nova Factor of all Discounts and rebates payable hereunder to enable it to comply with its reporting and informational obligations pursuant to Section 1128B(b) of the Social Security Act and 42 C.F.R. ss.1001.952, and all other similar or related federal and state laws and regulations. Genentech hereby informs Nova Factor that it must provide, upon request by the Secretary of Health and Human Services or a state agency, information relating to the Discounts and/or rebates provided by Genentech hereunder.

    (r) Counterparts. This Agreement may be executed in counterparts, including facsimile copies thereof, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, Genentech and Nova Factor have caused this Agreement to be executed by their duly authorized representatives effective as of the day and year first written above.

NOVA FACTOR, INC.                         GENENTECH, INC.


By: /s/ Randy Grow                        By: /s/ Kimberly J. Popovits
    ------------------------------            ----------------------------------
Name:  Randy Grow                         Name:  Kimberly J. Popovits

Title:  President                         Title:  Vice President, Sales

Date:  4/12/2000                          Date:  4/7/2000


Address:                                  Address:

1620 Century Center Parkway               1 DNA Way
Memphis, TN 38134                         So. San Francisco, CA 94080-4990
(901) 385-3633                            (650) 225-1000

Notices to be Addressed to:               Notices to be Addressed to:
President                                 Vice President - Sales

With a copy to:                           With a copy to:
Thomas W. Bell, Jr.                       Corporate Secretary
1640 Century Center Parkway
Suite 101
Memphis, Tennessee  38134
(901) 385-3680

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                                       14

                                    EXHIBITS


Exhibit A - Nova Factor Affiliates

Exhibit B - Genentech HGH Products

Exhibit C - *

Exhibit D - *

Exhibit E - *

Exhibit F - Base Discount Programs

Exhibit G - Exclusive Genentech HGH Dispensing Report

Exhibit H - Genentech HGH Market Share Report

Exhibit I - Naive Patient Genentech HGH Market Share Report

Exhibit J - Nursing Alliance Program Report

Exhibit K - Nova Factor Weekly Report

Exhibit L - Performance Standards

Exhibit M - *





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


                                    EXHIBIT A

                             NOVA FACTOR AFFILIATES

Accredo Health, Incorporated
Hemophilia Health Services, Inc.
AHI Pharmacies, Inc.
Sunrise Health Management, Inc.
Southern Health Systems, Inc.


                                  PARTNERSHIPS

Texas Health Pharmaceutical Resources
Children's Home Care/Drug Therapies
Childrens Home Services
CM Factorcare
Childrens Biotech Pharmacy Services
Childrens Hemophilia Services


                            MANAGEMENT RELATIONSHIPS

LeBonheur Childrens Medical Center, Inc.
Alfred I. duPont Institute Children's Hospital
Dallas Childrens Medical Center
Cook Childrens Medical Center


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


                                    EXHIBIT B

                                  GENENTECH HGH

          Protropin(R) (somatrem for injection)
          Nutropin(R) [somatropin (rDNA origin) for injection]
          Nutropin AQ(R) [somatropin (rDNA origin) injection]
          Nutropin Depot(TM)[somatropin (rDNA origin) for injectable suspension)






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                                    EXHIBIT C


*



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                                    EXHIBIT D

*



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                                    EXHIBIT E
*



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                                    EXHIBIT F


                             BASE DISCOUNT PROGRAMS

1.       THERAPY DATA
         Nova Factor provides weekly and monthly data to Genentech's Sales Administration department. The data elements included in Exhibit K provide Genentech with information to evaluate current and future activity by product, physician, branch and patient identifiers. There reports include all patient identifiers with any activity (new referral, active, on hold, discontinued, Uninsured Patient Program or lost to the distributor).

2.       NATIONAL MEDICAID PHARMACY NETWORK
         Nova Factor maintains a national pharmacy network, providing service to all states,except those listed on Exhibit F Schedule 1 which may be changed by Nova Factor from time to time upon notice to Genentech.

3.       REIMBURSEMENT & ADMISSIONS
         *

4.       FINANCIAL HARDSHIP PROGRAM
         Nova Factor's Financial Hardship program (which is in no way promoted or indicated as a service offering), is available for those patients who demonstrate a need in meeting their co-payment obligations. Nova Factor shall determine the patients' eligibility and work with the families to enroll them into the program.

5.       VERIFICATION & SHIPMENT STANDARDS
         Nova Factor provides patients with high levels of care access and responsiveness in accordance with the performance standards set forth in Exhibit L below.

6.       COMPLIANCE & PERSISTENCY PROGRAM
         *


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7.       COMMUNICATION COMPLIANCE PROGRAM
         *

8.       CUSTOMER SATISFACTION DATA
         Customer satisfaction surveys & data analysis performed on an annual basis.

9.       PATIENT EDUCATION & TRAINING
         Nova Factor shall provide comprehensive nursing services for ALL Naive Patients and ongoing training as needed on Genentech's growth hormone products, through Nova Factor's strategic Nursing Services Program. Specifically, services consist of providing Injection site training for patients.

10.      NURSING SERVICES PROGRAM SURVEY
         *

11.      DAILY INVENTORY RECONCILIATION - LOT TRACKING
         Nova Factor's automated pharmacy system shall have the capability to detect lot tracking in the event of product recall.

12.      ANCILLARIES SUPPLIES PROVIDED
         All ancillary hGH supplies shall at Nova Factor's discretion be provided as part of Nova Factor's service to patients receiving Genentech HGH. Nova Factor shall not at any time during the term of this Agreement provide fewer ancillary hGH supplies to Genentech HGH patients than to other Human Growth Hormone patients.




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                                    EXHIBIT F

                                   SCHEDULE I

                             STATES WITHOUT SERVICE

Connecticut
Washington, D.C.
Hawaii
Massachusetts
Maine
Nevada
Oregon
Rhode Island
Wisconsin
West Virginia






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                                    EXHIBIT G

                    EXCLUSIVE GENENTECH HGH DISPENSING REPORT

                                        *


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                                    EXHIBIT H

                       GENENTECH HGH MARKET SHARE REPORTBU

                                        *


                                Insert Exhibit H





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                                    EXHIBIT I


                 NAIVE GENENTECH HGH PATIENT MARKET SHARE REPORT


                                        *



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                                    EXHIBIT J


                                        *




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                                    EXHBIT K

                                        *


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                                    EXHIBIT L

                              PERFORMANCE STANDARDS

Nova Factor shall monitor data elements and status codes on all patients receiving Genentech HGH. Performance will be monitored on all patients receiving Genentech HGH except patients with diagnosis codes relating to infertility. Patients receiving Genentech HGH through the * program shall have their first shipment from Nova Factor measured as a maintenance shipment. Genentech's * program shall notify Nova Factor at least seven (7) calendar days in advance of the expected exhaust date of patients who have previously received a starter kit and have chosen Nova Factor as the designated provider of service.

-------------------------------------------------------------------------------------------------------------
     Performance           Optimal              Standard              Suboptimal          Failure to Meet
      Standard                                                                               Standard

-------------------------------------------------------------------------------------------------------------
#1 Time to verify     At least 90%       80-89% within 72 hours  75-79% within 72      <75% within 72 hours
coverage              within 72 hours                            hours

-------------------------------------------------------------------------------------------------------------
#2 Time to Ship       At least 90%       80-89% within 72 hours  75-79% within 72      <75% within 72 hours
                      within 72 hrs. of  of referral date for    hours of referral     of referral date for
                      referral date for  initial shipment and    date for initial      initial shipment and
                      initial shipment   72 hours prior to       shipment and 72       72 hours prior to
                      and 72 hours       exhaust for             hours prior to        exhaust for
                      prior to exhaust   maintenance patients    exhaust for           maintenance patients
                      for maintenance                            maintenance patients
                      patients

-------------------------------------------------------------------------------------------------------------


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                               EXHIBIT L (CONT.'D)


                      DESCRIPTION OF PERFORMANCE STANDARDS

*





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                               EXHIBIT L (CONT.'D)


ASSUMPTIONS/DEFINITIONS:

*


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                                    EXHIBIT M

                                        *


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                               EXHIBIT M (CONT.'D)

                                        *



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                               EXHIBIT M (CONT.'D)

                                        *



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                               EXHIBIT M (CONT.'D)

                                        *





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